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                                                                   EXHIBIT 10.11

February 10, 2000

Mr. Matthew Bousquette
President Boys/Entertainment
Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245-5012

Re:  Amendment to Your Employment Agreement and Stock Option Grant Agreements
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Dear Matthew:

          Pursuant to action taken by Mattel's Board of Directors and Compensation Committee on February 1, 2000 to amend Mattel's 1990 and 1996 Stock Option Plans (the "Plans") and to amend the Grant Agreements for Non-Qualified Stock Options ("Grant Agreements") with respect to all of the stock options which you hold under the Plans and which are outstanding as of February 1, 2000 (the "Outstanding Options"), this letter agreement constitutes an amendment to each of your Grant Agreements and your Employment Agreement with Mattel.

          Notwithstanding any provision of your Grant Agreements or of your Employment Agreement to the contrary, in the event that your employment with Mattel is terminated (i) by Mattel without Cause (as defined in your Employment Agreement), (ii) by you for Good Reason (as defined in your Employment Agreement), (iii) by you for any reason during the 30-day period immediately following the six (6) month anniversary of a Change of Control (as defined in your Employment Agreement) or (iv) by reason of your death or Disability (as defined in you Employment Agreement), all of the Outstanding Options shall become immediately exercisable and you shall have until the date which is ten
(10) years from the date each Outstanding Option was granted to exercise such Outstanding Option.

          I would appreciate it if you would sign, date and return a copy of this letter agreement to me. As such, it will constitute a written amendment to your Grant Agreements and your Employment Agreement.

Sincerely yours,
Mattel, Inc.

By /s/ Alan Kaye
  --------------------------
  Alan Kaye
  Senior Vice President, Human Resources

Agreed to and accepted by:

 /s/ Matthew C. Bousquette              Dated: February 20, 2000
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Matthew Bousquette